UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 24, 2011
(Date of earliest event reported)

VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34468 (Commission File No.)	37-1333024 (IRS Employer Identification No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Form 8-K filed with the Commission on February 28, 2011, Vitacost.com Inc. (the “Company”) received a written notice from The NASDAQ Stock Market (“NASDAQ”) on February 28, 2011 indicating that a NASDAQ Hearings Panel (the “Panel”) had determined to grant the request of the Company to remain listed on The NASDAQ Stock Market, subject to certain conditions.  These conditions include: (1) on or before March 15, 2011, the Company shall have met the audit committee requirements by appointing new committee members who meet all applicable requirements under the NASDAQ Listing Rules, (2) on or before June 20, 2011, the Company shall have become current in its filing obligations, and demonstrated compliance with all quantitative requirements for continued listing, and (3) on or before July 5, 2011, the Company shall have solicited proxies and held its annual meeting.

On February 28, 2011, the Company announced that Edwin J. Kozlowski and Stuart Goldfarb had been appointed to the Audit Committee effective immediately.  As a result of the appointment of Messrs. Kozlowski and Goldfarb, the Company regained compliance with NASDAQ’s audit committee requirements.

On May 31, 2011, the Company announced that it will hold its annual meeting of stockholders on July 5,  2011 at 1:00 p.m. Eastern Time for all stockholders of record on June 9, 2011. The meeting will take place at the Embassy Suites hotel in Boca Raton, Florida.  At the meeting, the stockholders will (1) elect six directors; (2) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011; and (3) conduct any other business that may properly come before the meeting.

On May 31, 2011, the Company also announced that it will hold a special meeting of stockholders on September 7,  2011 for all stockholders of record on July 22, 2011.  At the meeting, the stockholders will be asked to take certain actions to ensure that any potential defects in the Company’s organizational documents are unquestionably cured, including (1) voting on the adoption of the Company’s amended and restated bylaws; (2) voting on the adoption of the Company’s amended and restated certificate of incorporation; and (3) conducting any other business that may properly come before the meeting.

While the Company believes that it will be able to become current in its filing obligations, and demonstrate compliance with all quantitative requirements for continued listing on NASDAQ on or before June 20, 2011, no assurances can be given that the Company will be able to comply with the NASDAQ requirements in the applicable time periods and that the Company’s common stock will remain listed on The NASDAQ Stock Market.

A copy  of the  press  release  issued  by the  Company  on  May 31, 2011 announcing  the date of the annual and special  meetings is attached  hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2011, the Company’s Board of Directors increased the salary of Stephen E. Markert, Jr., the Company’s Interim Chief Financial Officer,  from Two Hundred Thirty Five Thousand Dollars ($235,000) to Three Hundred Thousand Dollars ($300,000) effective as of that date.

Item 8.01        Other Events.

On May 27, 2011, the Circuit Court of the Fifteenth Judicial District, Palm Beach County, Florida (the “Court”) issued an order and final judgment (the “Order”) approving the settlement of the derivative lawsuit, Joseph Kloss, derivatively on behalf of VitaCost.com, Inc. v. Kerker et al., as set forth in the Stipulation and Agreement of Settlement, dated April 19, 2011 (the “Stipulation”).

The lawsuit alleged that certain former officers and directors of the Company breached their fiduciary duties by, among other things, causing or allowing the Company to issue a series of materially false and misleading statements in connection with and after the initial public offering of the Company’s equity securities; and failing to observe certain technical corporate formalities under Delaware law, which had the effect of causing potential defects with respect to the: (a) organization of the Company; (b) election of directors to the Company’s Board; and (c) issuance of stock and stock options.  The former directors and officers of the Company who were individual defendants in the lawsuit have denied any breach of duty or violation of law or wrongdoing of any kind with respect to the claims made therein, and have made no admission of having done so in connection with the settlement or the Stipulation.

The Stipulation did not provide for the payment of monetary compensation to shareholders.  Instead, it provides for certain changes and additions to the Company’s corporate governance policies and procedures and for the payment of plaintiff’s attorneys’ fees and litigation expenses.

The Order provides that the terms of the Stipulation are fair, reasonable and adequate as to each of the settling parties, and approves the Stipulation in all respects, and orders the settling parties to perform its terms to the extent the settling parties have not already done so.

The Order also quiets title to all outstanding Vitacost shares of stock and stock options, numbering: 22,157,466 shares as of December 31, 2004; 21,896,780 shares as of December 31, 2005; 22,086,780 shares and 813,542 options as of December 31, 2006; 23,188,380 shares and 899,598 options as of December 31, 2007; 23,188,380 shares and 788,688 options as of December 31, 2008; and 22,880,780 shares and 2,589,200 options as of June 30, 2009.  The Court recognizes and quiets title to these outstanding shares for all audited periods since 2004 pursuant to the inherent equitable powers of the Court and the Uniform Commercial Code.  The Order further provides that the Company’s certificate of incorporation, as amended, is the valid and effective certificate of incorporation of the Company, until validly amended in accordance with applicable Delaware law and the Company’s certificate of incorporation and bylaws.

The foregoing description of the Order is qualified in its entirety by reference to the full text of the Order, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

A copy  of the  press  release  issued  by the  Company  on  May 31, 2011 announcing  the settlement of the derivative lawsuit is attached  hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits

(d)         Exhibits

99.1	Press Release dated May 31, 2011.
99.2	Order and Final Judgment, dated May 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 31, 2011

VITACOST.COM, INC.

By:	/s/ Stephen Markert, Jr.
Name:	Stephen Markert, Jr.
Title:	Interim Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated May 31, 2011.
99.2	Order and Final Judgment, dated May 27, 2011.